UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

Vincerx Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39244	83-3197402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1825 S. Grant Street San Mateo, California	94402
(Address of principal executive offices)	(Zip Code)

(650) 800-6676

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VINC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Vincerx Pharma, Inc. (the “Company”) and VNRX, Inc., its wholly-owned subsidiary, were parties to that certain License Agreement, dated October 7, 2020, as amended (the “License Agreement”), with Bayer Aktiengesellschaft and Bayer Intellectual Property GmbH (collectively, “Bayer”). As a result of the approval by the Company’s board of directors of the dissolution and liquidation of the Company (the “Dissolution”) and the winding down of its operations, in accordance with the terms of the License Agreement, the License Agreement has been terminated, effective as of June 25, 2025. In connection with such termination, rights to all technology, know-how, and intellectual property licensed to the Company from Bayer under the License Agreement have reverted to Bayer and its licensors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  As a result of the pending Dissolution of the Company and the winding down of its operations, Dr. Ahmed M. Hamdy, Laura I. Bushnell, Dr. Brian J. Druker, Dr. John H. Lee, Francisco D. Salva, and Dr. Ruth E. Stevens resigned as members of the Company’s board of directors and all committees thereof effective June 30, 2025. The decision of these directors to resign from the board of directors was due solely to the pending Dissolution of the Company and winding down of its operations and was not related to any disagreement with the Company on any matter relating to its operations, policies, or practices. Following these resignations, the size of the board of directors was reduced to one. Dr. Raquel E. Izumi, the Company’s Acting Chief Executive Officer, is the sole remaining director of the Company.

Item 8.01.	Other Events.

On July 7, 2025, the Company issued a press release providing updated information regarding the Special Meeting of Stockholders of the Company, as adjourned, to be held at 10:00 a.m., Pacific time, on July 16, 2025, to consider the proposal to approve the Dissolution pursuant to the Plan of Liquidation and Dissolution (the “Dissolution Proposal”). In this press release, the Company (i) provided an estimated range of between $0.04 to $0.08 per share of its outstanding common stock, based on the Company’s current estimates and assumptions, that could potentially be available for distribution following approval of the Dissolution Proposal to stockholders of record as of the record date for any such distribution, (ii) urged stockholders to vote FOR the Dissolution Proposal, (iii) warned that delays in approving the Dissolution Proposal would result in continued operating costs and expenses, reducing or eliminating any funds available for distribution to stockholders, and (iv) stated that approval of the Dissolution Proposal would help facilitate recognition by U.S. stockholders of any potential tax losses for U.S. federal income tax purposes. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events and include, but are not limited to, statements about the reasons for approving, and the consequences of failing to approve, the Dissolution; the amounts potentially available for distribution to stockholders; and the potential tax benefits to stockholders of approving the Dissolution Proposal. Forward-looking statements involve risks and uncertainties that may cause actual results or performance to differ materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks involved in dissolving, liquidating, and winding down the Company’s business and affairs; the timing or amount of distributions, if any, to Vincerx’s stockholders, and the accuracy of, and changes to, the assumptions used in estimating such amounts; the Company’s operating costs and expenses, including any unexpected costs, expenses, or claims; the ability to obtain stockholder approval of the Dissolution Proposal and the timeliness of such approval; the risk that the Company may need to seek alternatives to the Dissolution, including seeking protection of the bankruptcy court; and the other factors discussed in the Company’s reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements are based on information available to the Company as of the date of this report. The Company undertakes no duty or obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Vincerx Pharma, Inc. issued July 7, 2025.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2025

VINCERX PHARMA, INC.

By:	/s/ Raquel E. Izumi
Name:	Raquel E. Izumi
Title:	Acting Chief Executive Officer

Exhibit 99.1

Vincerx Pharma, Inc. Urges Stockholders to Vote FOR Approval of Dissolution Proposal and Announces Potential Range for Distributions to Stockholders

Potential Distribution Range of $0.04 to $0.08 per share of outstanding stock based on current estimates and assumptions, including timely approval of Distribution Proposal

Failure to approve Dissolution Proposal will reduce or eliminate any potential distributions to stockholders

San Mateo, California, July 7, 2025 – Vincerx Pharma, Inc. (OTC Pink: VINC) today announced updated information regarding the Special Meeting of Stockholders of the Company (the “Special Meeting”) to consider the proposal to approve the dissolution and liquidation of the Company pursuant to the Plan of Liquidation and Dissolution (the “Dissolution Proposal”). The Special Meeting was adjourned to 10:00 a.m., Pacific time, on July 16, 2025 and will be held via live audio webcast at www.virtualshareholdermeeting.com/VINC2025SM2.

Vincerx currently estimates a range of between $0.04 to $0.08 per share of its outstanding common stock that could potentially be available for distribution following approval of the Dissolution Proposal to stockholders of record as of the record date for any such distribution. This range is subject to change and is based on Vincerx’s current estimates and assumption, including timely approval of the Dissolution Proposal. Delays in approving the Dissolution Proposal will result in continued operating costs and expenses and reduce or eliminate any funds available for distribution to stockholders.

Vincerx is urging ALL stockholders to vote IMMEDIATELY FOR the Dissolution Proposal.

Vincerx’s board of directors unanimously recommends that stockholders vote FOR the Dissolution Proposal and believes that approval of the Dissolution Proposal is extremely important to stockholders for a number of reasons, including the following:

•

Preserve Possibility of Distributions. Vincerx currently estimates a range of between $0.04 to $0.08 per share of its outstanding common stock that could potentially be available for distribution. However, further delays in approving the Dissolution Proposal will result in continued operating costs and expenses - reducing or eliminating funds available for distribution to stockholders. Approving the Dissolution Proposal will allow Vincerx to move forward expeditiously and maximize the likelihood and amount of distributions to stockholders.

•

Recognize Potential Tax Benefits. U.S. stockholders who receive less than their tax basis in their shares could be eligible to recognize a capital loss for U.S. federal income tax purposes. Timely approval of the Dissolution Proposal will facilitate this recognition.

Every vote matters. Stockholders must ACTIVELY VOTE for their vote to count. Any delay in approving the Dissolution Proposal will result in increased expenditures and reduce the likelihood and amounts available for distribution to stockholders.

Voting is quick and simple:

•

BY PHONE: Please call Advantage Proxy, Vincerx’s proxy solicitor, toll-free at 1-877-870-8565 between the hours of 9:00 a.m. and 9:00 p.m., Eastern Time, Monday through Friday. You can also contact Advantage Proxy if you have any questions about voting.

•	BY INTERNET: Vote by going to www.proxyvote.com and entering the control number on your proxy card or by following the instructions provided by your broker, bank, or other nominee.

Your vote FOR the Dissolution Proposal is very important - please VOTE TODAY.

Additional Information

Information regarding the Dissolution Proposal, including the board of director’s reasons for recommending approval of the Dissolution Proposal, is set forth in the company’s proxy statement and supplements thereto, which have been filed with the Securities and Exchange Commission (“SEC”) and are available at the SEC’s website at www.sec.gov.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the federal securities laws including, but not limited to, statements about the reasons for approving, and the consequences of failing to approve, the Dissolution Proposal; the amounts potentially available for distribution to stockholders; and the potential tax benefits to stockholders of approving the Dissolution Proposal. Forward-looking statements involve risks and uncertainties that may cause actual results or performance to differ materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks involved in dissolving, liquidating, and winding down Vincerx’s business and affairs; the timing and amount of distributions, if any, to Vincerx’s stockholders, and the accuracy of, and changes to, the assumptions used in estimating such amounts; Vincerx’s operating costs and expenses, including any unexpected costs, expenses, or claims; the ability to obtain stockholder approval of the Dissolution Proposal and the timeliness of such approval; the risk that Vincerx may need to seek alternatives to the Dissolution, including seeking protection of the bankruptcy court; and the other factors discussed in Vincerx’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and subsequent reports filed with the SEC. All forward-looking statements are based on information available to Vincerx as of the date of this press release. Vincerx undertakes no duty or obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:

info@vincerx.com